UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 350

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 28, 2019, IDEAYA Bioscience, Inc.’s (the “Company”) amended and restated certificate of incorporation (the “Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware and its amended and restated bylaws (the “Bylaws”) became effective in connection with the closing of the initial public offering of shares of the Company’s common stock. As described in the Registration Statement on Form S-1 (File No. 333-231081), as amended, the Company’s board of directors and stockholders previously approved the amendment and restatement of these documents to be effective immediately prior to the closing of the Company’s initial public offering.

As amended and restated, the Certificate of Incorporation and the Bylaws contain provisions that, among other things:

•	authorize 300,000,000 shares of common stock;

•

delete all references to the various series of preferred stock that were previously authorized and instead create 10,000,000 shares of undesignated preferred stock with terms to be set by the board of directors, which rights could be senior to those of the common stock;

•	do not provide for cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	require the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•	allow the board of directors to alter the bylaws without obtaining stockholder approval;

•	eliminate the rights of stockholders to call a special meeting of stockholders and to take action by written consent in lieu of a meeting;

•	require the approval of at least 66 2/3% of the shares entitled to vote to remove a director for cause;

•

require the approval of at least 66 2/3% of the shares entitled to vote to adopt, amend or repeal the bylaws or repeal the provisions of the amended and restated certificate of incorporation regarding the election and removal of directors;

•

designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for any state law derivative action or proceeding brought on the Company’s behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against the Company arising pursuant to the General Corporation Law of the State of Delaware, or any action asserting a claim against the Company that is governed by the internal affairs doctrine, unless the Company consents in writing to the selection of an alternative forum;

•

designate the U.S. federal district courts as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, unless the Company consents in writing to the selection of an alternative forum; and

•

establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election.

The foregoing description of the Certificate of Incorporation and the Bylaws is qualified in its entirety by reference to (1) the Certificate of Incorporation filed as Exhibit 3.1 hereto and (2) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 8.01 Other Events.

On May 28, 2019, the Company completed its initial public offering of 5,750,000 shares of its common stock at a price to the public of $10.00 per share, which includes the exercise in full by the underwriters of the offering of their option to purchase an additional 750,000 shares of the Company’s common stock. A copy of the press release announcing the closing of the initial public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of IDEAYA Biosciences, Inc.

3.2	Amended and Restated Bylaws of IDEAYA Biosciences, Inc.

99.1	Press release dated May 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: May 28, 2019	By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer